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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Registration Statement on Amendment No. 3 to Form S-4 of our report dated February 25, 1998, except as to Note 13, which is as of July 22, 1998, on our audits of the consolidated financial statements and financial statement schedule of Anthony Crane Rental Holdings, L.P. and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the captions "Experts" and "Selected Historical Consolidated Financial Data."

                                          /s/ PricewaterhouseCoopers LLP

Pittsburgh, PA

December 30, 1998